Exhibit 99

Snap-on Announces Fourth Quarter and Full Year 2019 Results

Q4 2019 diluted EPS of $3.08, compares to
as reported Q4 2018 diluted EPS of $3.09, and to
as adjusted Q4 2018 diluted EPS of $3.03

KENOSHA, Wis.--(BUSINESS WIRE)--February 6, 2020--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced 2019 operating results for the fourth quarter and full year.

  Net sales of $955.2 million in the quarter increased $2.7 million, or 0.3%, from 2018 levels, reflecting a $5.5 million, or 0.6%, organic sales increase and $3.5 million of acquisition-related sales, partially offset by $6.3 million of unfavorable foreign currency translation.
  Operating earnings before financial services for the quarter of $171.4 million, or 17.9% of sales, including $2.5 million of unfavorable foreign currency effects, compared to $182.1 million, or 19.1% of sales last year. In 2018, operating earnings before financial services included a $4.3 million benefit from the settlement of an employment-related litigation matter that was being appealed (the “2018 legal settlement”); excluding the 2018 legal settlement, operating earnings before financial services, as adjusted, were $177.8 million, or 18.7% of sales last year.
  Financial services revenue in the quarter of $83.9 million increased $1.2 million from 2018 levels; financial services operating earnings of $62.2 million compared to $56.1 million last year.
  Consolidated operating earnings totaled $233.6 million, including $2.6 million of unfavorable foreign currency effects, which compared to $238.2 million in the fourth quarter of 2018. As a percentage of revenues (net sales plus financial services revenue), consolidated operating earnings were 22.5% and 23.0% in the fourth quarters of 2019 and 2018, respectively. Excluding the 2018 legal settlement, consolidated operating earnings, as adjusted, were $233.9 million, or 22.6% of revenues, a year ago.
  The fourth quarter effective income tax rate was 22.3% in 2019 and 22.0% in 2018.
  Net earnings of $170.6 million, or $3.08 per diluted share, in the quarter compared to $175.0 million, or $3.09 per diluted share, a year ago. Excluding the 2018 legal settlement, net earnings, as adjusted, were $171.8 million, or $3.03 per diluted share, in 2018.
  Full year net sales of $3,730.0 million decreased $10.7 million, or 0.3%, from 2018 levels, reflecting a $45.4 million, or 1.2%, organic sales gain and $7.5 million of acquisition-related sales, more than offset by $63.6 million of unfavorable foreign currency translation. Full year net earnings of $693.5 million, or $12.41 per diluted share, compared to net earnings of $679.9 million, or $11.87 per diluted share, last year. In 2019, excluding the first quarter legal settlement related to a patent-related litigation matter that was being appealed (the “2019 legal settlement”), net earnings, as adjusted, were $684.8 million, or $12.26 per diluted share. In 2018, excluding the first quarter net debt items related to the issuance and extinguishment of debt, the 2018 legal settlement and a charge associated with U.S. tax legislation (the “tax charge”), net earnings, as adjusted, were $676.5 million, or $11.81 per diluted share. Earnings per diluted share, as adjusted, of $12.26 in 2019, increased 3.8% versus the prior year, as adjusted.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales and measures, as adjusted, excluding the legal settlements, net debt items and tax charge.

“We are encouraged by our progress in strengthening our operations in 2019 despite ongoing headwinds from unfavorable currency and economic challenges in certain geographies throughout the year,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Our results have demonstrated progress along a number of our runways for growth, including within our U.S. franchise network, and reflected the effectiveness of our Snap-on Value Creation Processes to help mitigate the headwinds. Finally, as we begin 2020, our 100th anniversary year, I want to thank our franchisees and associates for their ongoing contributions and to recognize their capabilities and commitment in making our progress possible now and in the future.”

Segment Results - Fourth Quarter

Commercial & Industrial Group segment sales of $352.9 million in the quarter increased $9.2 million, or 2.7%, from 2018 levels, reflecting an $11.8 million, or 3.5%, organic sales gain and $0.9 million of acquisition-related sales, partially offset by $3.5 million of unfavorable foreign currency translation. The organic sales increase includes higher sales in the segment’s power tools and Asia Pacific operations, as well as increases with customers in critical industries, partially offset by lower sales in the segment's European-based hand tools business.

Operating earnings of $45.0 million in the period, including $0.6 million of unfavorable foreign currency effects, compared to $50.8 million in 2018, while the operating margin (operating earnings as a percentage of segment sales) of 12.8% compared to 14.8% a year ago.

Snap-on Tools Group segment sales of $411.7 million in the quarter increased $4.3 million, or 1.1%, from 2018 levels, reflecting a $5.3 million, or 1.3%, organic sales gain, partially offset by $1.0 million of unfavorable foreign currency translation. The organic sales increase includes higher sales in the U.S. van network, partially offset by a decrease in the segment’s international operations.

Operating earnings of $54.3 million in the period, including $1.7 million of unfavorable foreign currency effects, decreased $2.7 million from 2018 levels, and the operating margin of 13.2% compared to 14.0% last year.

Repair Systems & Information Group segment sales of $335.0 million in the quarter decreased $4.9 million, or 1.4%, from 2018 levels, reflecting a $5.2 million, or 1.5%, organic sales decline and $2.3 million of unfavorable foreign currency translation, partially offset by $2.6 million of acquisition-related sales. The organic decrease includes lower sales to OEM dealerships, partially offset by higher sales of undercar equipment and increased sales of diagnostics and repair information products to independent repair shop owners and managers.

Operating earnings of $87.2 million in the period, including $0.2 million of unfavorable foreign currency effects, compared to $87.4 million in 2018, while the operating margin of 26.0% compared to 25.7% a year ago.

Financial Services operating earnings of $62.2 million on revenue of $83.9 million in the quarter compared to operating earnings of $56.1 million on revenue of $82.7 million a year ago. Originations of $262.4 million in the fourth quarter decreased $4.7 million, or 1.8%, from 2018 levels.

Corporate expenses of $15.1 million in the quarter compared to $13.1 million last year.

Outlook

As Snap-on enters its 100th anniversary year, the company expects to make continued progress in 2020 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2020 will be in a range of $90 million to $100 million.

Snap-on currently anticipates that its full year 2020 effective income tax rate will be in the range of 23% to 24%.

Conference Call and Webcast on February 6, 2020, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, February 6, 2020, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitates comparisons of our sales performance with prior periods.

For the full year 2019, the company is including operating earnings before financial services, consolidated operating earnings, net earnings and diluted earnings per share, all as adjusted to exclude the impact of an $11.6 million benefit ($8.7 million after tax) from the 2019 legal settlement, which occurred in the first quarter of fiscal 2019.

For the fourth quarter and full year 2018, the company is including operating earnings before financial services, consolidated operating earnings, net earnings and diluted earnings per share, all as adjusted to exclude the impact of a $4.3 million benefit ($3.2 million after tax) from the 2018 legal settlement. In addition, for the full year 2018, the company is including net earnings and diluted earnings per share, both as adjusted to exclude a net gain of $5.5 million ($4.1 million after tax) associated with a treasury lock settlement gain of $13.3 million related to the issuance of debt, partially offset by a $7.8 million expense related to the early extinguishment of debt, both of which occurred in the first quarter of fiscal 2018. Finally, for the full year 2018, the company is including net earnings, diluted earnings per share and its effective tax rate, all as adjusted to exclude the impact of a $3.9 million charge related to the implementation of U.S. tax legislation.

Management believes that these are unusual events and therefore the non-GAAP financial measures adjusted to exclude them provide more meaningful year-over-year comparisons of the company’s 2019 operating performance. For a reconciliation of the adjusted metrics, see “Reconciliation of Non-GAAP Financial Measures” below.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.7 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 29, 2018, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED Condensed Consolidated Statements of Earnings (Amounts in millions, except per share data) (unaudited)

	Fourth Quarter		Full Year
	2019	2018	2019	2018

Net sales	$955.2	$952.5	$3,730.0	$3,740.7
Cost of goods sold	(504.7)	(495.1)	(1,886.0)	(1,870.7)
Gross profit	450.5	457.4	1,844.0	1,870.0
Operating expenses	(279.1)	(275.3)	(1,127.6)	(1,144.0)
Operating earnings before financial services	171.4	182.1	716.4	726.0

Financial services revenue	83.9	82.7	337.7	329.7
Financial services expenses	(21.7)	(26.6)	(91.8)	(99.6)
Operating earnings from financial services	62.2	56.1	245.9	230.1

Operating earnings	233.6	238.2	962.3	956.1
Interest expense	(12.1)	(12.4)	(49.0)	(50.4)
Other income (expense) – net	2.4	3.0	8.8	4.2
Earnings before income taxes and equity earnings	223.9	228.8	922.1	909.9
Income tax expense	(48.9)	(49.5)	(211.8)	(214.4)
Earnings before equity earnings	175.0	179.3	710.3	695.5
Equity earnings, net of tax	—	—	0.9	0.7
Net earnings	175.0	179.3	711.2	696.2
Net earnings attributable to noncontrolling interests	(4.4)	(4.3)	(17.7)	(16.3)
Net earnings attributable to Snap-on Inc.	$170.6	$175.0	$693.5	$679.9

Net earnings per share attributable to Snap-on Inc.:
Basic	$3.12	$3.14	$12.59	$12.08
Diluted	3.08	3.09	12.41	11.87

Weighted-average shares outstanding:
Basic	54.7	55.8	55.1	56.3
Effect of dilutive securities	0.7	0.8	0.8	1.0
Diluted	55.4	56.6	55.9	57.3

SNAP-ON INCORPORATED Supplemental Segment Information (Amounts in millions) (unaudited)

	Fourth Quarter		Full Year
	2019	2018	2019	2018
Net sales:
Commercial & Industrial Group	$352.9	$343.7	$1,345.7	$1,343.3
Snap-on Tools Group	411.7	407.4	1,612.9	1,613.8
Repair Systems & Information Group	335.0	339.9	1,334.5	1,334.4
Segment net sales	1,099.6	1,091.0	4,293.1	4,291.5
Intersegment eliminations	(144.4)	(138.5)	(563.1)	(550.8)
Total net sales	955.2	952.5	3,730.0	3,740.7
Financial Services revenue	83.9	82.7	337.7	329.7
Total revenues	$1,039.1	$1,035.2	$4,067.7	$4,070.4

Operating earnings:
Commercial & Industrial Group	$45.0	$50.8	$188.7	$199.3
Snap-on Tools Group	54.3	57.0	245.8	264.2
Repair Systems & Information Group	87.2	87.4	342.7	342.6
Financial Services	62.2	56.1	245.9	230.1
Segment operating earnings	248.7	251.3	1,023.1	1,036.2
Corporate	(15.1)	(13.1)	(60.8)	(80.1)
Operating earnings	233.6	238.2	962.3	956.1
Interest expense	(12.1)	(12.4)	(49.0)	(50.4)
Other income (expense) – net	2.4	3.0	8.8	4.2
Earnings before income taxes and equity earnings	$223.9	$228.8	$922.1	$909.9

SNAP-ON INCORPORATED Condensed Consolidated Balance Sheets (Amounts in millions) (unaudited)

	Fiscal Year End
	2019	2018
Assets
Cash and cash equivalents	$184.5	$140.9
Trade and other accounts receivable – net	694.6	692.6
Finance receivables – net	530.1	518.5
Contract receivables – net	100.7	98.3
Inventories – net	760.4	673.8
Prepaid expenses and other assets	110.2	92.8
Total current assets	2,380.5	2,216.9

Property and equipment – net	521.5	495.1
Operating lease right-of-use assets	55.6	—
Deferred income tax assets	52.3	64.7
Long-term finance receivables – net	1,103.5	1,074.4
Long-term contract receivables – net	360.1	344.9
Goodwill	913.8	902.2
Other intangibles – net	243.9	232.9
Other assets	62.3	42.0
Total assets	$5,693.5	$5,373.1

Liabilities and Equity
Notes payable	$202.9	$186.3
Accounts payable	198.5	201.1
Accrued benefits	53.3	52.0
Accrued compensation	53.9	71.5
Franchisee deposits	68.2	67.5
Other accrued liabilities	370.8	373.6
Total current liabilities	947.6	952.0

Long-term debt	946.9	946.0
Deferred income tax liabilities	69.3	41.4
Retiree health care benefits	33.6	31.8
Pension liabilities	122.1	171.3
Operating lease liabilities	37.5	—
Other long-term liabilities	105.7	112.0
Total liabilities	2,262.7	2,254.5

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	379.1	359.4
Retained earnings	4,779.7	4,257.6
Accumulated other comprehensive loss	(507.9)	(462.2)
Treasury stock at cost	(1,309.2)	(1,123.4)
Total shareholders' equity attributable to Snap-on Inc.	3,409.1	3,098.8
Noncontrolling interests	21.7	19.8
Total equity	3,430.8	3,118.6
Total liabilities and equity	$5,693.5	$5,373.1

SNAP-ON INCORPORATED Condensed Consolidated Statements of Cash Flows (Amounts in millions) (unaudited)

	Fourth Quarter
	2019	2018
Operating activities:
Net earnings	$175.0	$179.3
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17.9	16.8
Amortization of other intangibles	6.0	6.1
Provision for losses on finance receivables	14.1	16.0
Provision for losses on non-finance receivables	3.9	3.4
Stock-based compensation expense	5.1	4.6
Deferred income tax provision	23.5	20.6
Loss (gain) on sales of assets	0.1	(0.2)
Changes in operating assets and liabilities, net of effects of acquisition:
Trade and other accounts receivable	(7.3)	(21.2)
Contract receivables	(8.0)	(3.0)
Inventories	0.3	10.7
Prepaid and other assets	(5.2)	11.5
Accounts payable	(11.8)	2.3
Accruals and other liabilities	(16.9)	(31.0)
Net cash provided by operating activities	196.7	215.9

Investing activities:
Additions to finance receivables	(213.8)	(222.1)
Collections of finance receivables	189.2	183.7
Capital expenditures	(21.6)	(22.4)
Acquisition of business, net of cash acquired	0.3	—
Disposals of property and equipment	1.4	0.4
Other	3.1	(0.4)
Net cash used by investing activities	(41.4)	(60.8)

Financing activities:
Net increase (decrease) in other short-term borrowings	(29.3)	20.8
Cash dividends paid	(59.0)	(53.1)
Purchases of treasury stock	(71.2)	(99.7)
Proceeds from stock purchase and option plans	25.2	1.4
Other	(4.9)	(4.5)
Net cash used by financing activities	(139.2)	(135.1)

Effect of exchange rate changes on cash and cash equivalents	0.9	(1.3)
Increase in cash and cash equivalents	17.0	18.7

Cash and cash equivalents at beginning of period	167.5	122.2
Cash and cash equivalents at end of year	$184.5	$140.9

Supplemental cash flow disclosures:
Cash paid for interest	$(1.5)	$(1.8)
Net cash paid for income taxes	(50.7)	(39.9)

SNAP-ON INCORPORATED Condensed Consolidated Statements of Cash Flows (Amounts in millions) (unaudited)

	Full Year
	2019	2018
Operating activities:
Net earnings	$711.2	$696.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	70.1	68.8
Amortization of other intangibles	22.3	25.3
Provision for losses on finance receivables	49.9	57.5
Provision for losses on non-finance receivables	18.3	12.8
Stock-based compensation expense	23.8	27.2
Deferred income tax provision	34.2	13.7
Loss on sales of assets	0.9	0.5
Loss on early extinguishment of debt	—	7.8
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(15.7)	(47.7)
Contract receivables	(20.9)	(30.9)
Inventories	(97.0)	(38.6)
Prepaid and other assets	(22.2)	10.4
Accounts payable	(2.6)	27.5
Accruals and other liabilities	(97.7)	(66.0)
Net cash provided by operating activities	674.6	764.5

Investing activities:
Additions to finance receivables	(841.9)	(865.6)
Collections of finance receivables	754.3	747.7
Capital expenditures	(99.4)	(90.9)
Acquisitions of businesses, net of cash acquired	(38.6)	(3.0)
Disposals of property and equipment	1.7	0.7
Other	1.8	0.9
Net cash used by investing activities	(222.1)	(210.2)

Financing activities:
Proceeds from issuance of long-term debt	—	395.4
Repayments of long-term debt	—	(457.8)
Repayment of notes payable	—	(16.8)
Net increase in other short-term borrowings	17.6	21.7
Cash dividends paid	(216.6)	(192.0)
Purchases of treasury stock	(238.4)	(284.1)
Proceeds from stock purchase and option plans	51.4	55.5
Other	(23.4)	(24.1)
Net cash used by financing activities	(409.4)	(502.2)

Effect of exchange rate changes on cash and cash equivalents	0.5	(3.2)
Increase in cash and cash equivalents	43.6	48.9

Cash and cash equivalents at beginning of year	140.9	92.0
Cash and cash equivalents at end of year	$184.5	$140.9

Supplemental cash flow disclosures:
Cash paid for interest	$(46.3)	$(51.5)
Net cash paid for income taxes	(191.2)	(188.0)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Fourth Quarter		Fourth Quarter
	2019	2018	2019	2018

Net sales	$955.2	$952.5	$—	$—
Cost of goods sold	(504.7)	(495.1)	—	—
Gross profit	450.5	457.4	—	—
Operating expenses	(279.1)	(275.3)	—	—
Operating earnings before financial services	171.4	182.1	—	—

Financial services revenue	—	—	83.9	82.7
Financial services expenses	—	—	(21.7)	(26.6)
Operating earnings from financial services	—	—	62.2	56.1

Operating earnings	171.4	182.1	62.2	56.1
Interest expense	(12.1)	(12.4)	—	—
Intersegment interest income (expense) – net	17.7	16.8	(17.7)	(16.8)
Other income (expense) – net	2.4	3.0	—	—
Earnings before income taxes and equity earnings	179.4	189.5	44.5	39.3
Income tax expense	(37.5)	(39.4)	(11.4)	(10.1)
Earnings before equity earnings	141.9	150.1	33.1	29.2
Financial services – net earnings attributable to Snap-on	33.1	29.2	—	—
Equity earnings, net of tax	—	—	—	—
Net earnings	175.0	179.3	33.1	29.2
Net earnings attributable to noncontrolling interests	(4.4)	(4.3)	—	—
Net earnings attributable to Snap-on	$170.6	$175.0	$33.1	$29.2

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Full Year		Full Year
	2019	2018	2019	2018

Net sales	$3,730.0	$3,740.7	$—	$—
Cost of goods sold	(1,886.0)	(1,870.7)	—	—
Gross profit	1,844.0	1,870.0	—	—
Operating expenses	(1,127.6)	(1,144.0)	—	—
Operating earnings before financial services	716.4	726.0	—	—

Financial services revenue	—	—	337.7	329.7
Financial services expenses	—	—	(91.8)	(99.6)
Operating earnings from financial services	—	—	245.9	230.1

Operating earnings	716.4	726.0	245.9	230.1
Interest expense	(48.8)	(50.1)	(0.2)	(0.3)
Intersegment interest income (expense) – net	70.5	69.7	(70.5)	(69.7)
Other income (expense) – net	8.9	4.1	(0.1)	0.1
Earnings before income taxes and equity earnings	747.0	749.7	175.1	160.2
Income tax expense	(166.6)	(173.1)	(45.2)	(41.3)
Earnings before equity earnings	580.4	576.6	129.9	118.9
Financial services – net earnings attributable to Snap-on	129.9	118.9	—	—
Equity earnings, net of tax	0.9	0.7	—	—
Net earnings	711.2	696.2	129.9	118.9
Net earnings attributable to noncontrolling interests	(17.7)	(16.3)	—	—
Net earnings attributable to Snap-on	$693.5	$679.9	$129.9	$118.9

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Fiscal Year End		Fiscal Year End
	2019	2018	2019	2018
Assets
Cash and cash equivalents	$184.4	$140.5	$0.1	$0.4
Intersegment receivables	14.2	15.1	—	—
Trade and other accounts receivable – net	693.5	692.1	1.1	0.5
Finance receivables – net	—	—	530.1	518.5
Contract receivables – net	6.8	6.6	93.9	91.7
Inventories – net	760.4	673.8	—	—
Prepaid expenses and other assets	111.8	100.2	7.0	0.5
Total current assets	1,771.1	1,628.3	632.2	611.6

Property and equipment – net	519.8	493.5	1.7	1.6
Operating lease right-of-use assets	52.9	—	2.7	—
Investment in Financial Services	340.5	329.5	—	—
Deferred income tax assets	32.7	45.8	19.6	18.9
Intersegment long-term notes receivable	755.5	701.3	—	—
Long-term finance receivables – net	—	—	1,103.5	1,074.4
Long-term contract receivables – net	16.0	11.9	344.1	333.0
Goodwill	913.8	902.2	—	—
Other intangibles – net	243.9	232.9	—	—
Other assets	73.0	51.9	0.2	0.1
Total assets	$4,719.2	$4,397.3	$2,104.0	$2,039.6

Liabilities and Equity
Notes payable	$202.9	$186.3	$—	$—
Accounts payable	197.3	199.6	1.2	1.5
Intersegment payables	—	—	14.2	15.1
Accrued benefits	53.2	52.0	0.1	—
Accrued compensation	52.2	66.8	1.7	4.7
Franchisee deposits	68.2	67.5	—	—
Other accrued liabilities	353.7	355.4	25.7	26.1
Total current liabilities	927.5	927.6	42.9	47.4

Long-term debt and intersegment long-term debt	—	—	1,702.4	1,647.3
Deferred income tax liabilities	69.3	41.4	—	—
Retiree health care benefits	33.6	31.8	—	—
Pension liabilities	122.1	171.3	—	—
Operating lease liabilities	34.5	—	3.0	—
Other long-term liabilities	101.4	106.6	15.2	15.4
Total liabilities	1,288.4	1,278.7	1,763.5	1,710.1

Total shareholders' equity attributable to Snap-on	3,409.1	3,098.8	340.5	329.5
Noncontrolling interests	21.7	19.8	—	—
Total equity	3,430.8	3,118.6	340.5	329.5
Total liabilities and equity	$4,719.2	$4,397.3	$2,104.0	$2,039.6

* Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED Reconciliation of Non-GAAP Financial Measures (Amounts in millions, except per share data) (unaudited)

	Fourth Quarter		Full Year
	2019	2018	2019	2018
AS REPORTED

Benefits related to the settlement of litigation matters ("legal settlements")
Pre-tax legal settlements	$—	$4.3	$11.6	$4.3
Income tax expense	—	(1.1)	(2.9)	(1.1)
Legal settlements, after tax	$—	$3.2	$8.7	$3.2

Weighted-average shares outstanding - diluted	55.4	56.6	55.9	57.3

Diluted EPS - legal settlements	$—	$0.06	$0.15	$0.06

Debt-related items ("net debt items")
Gain on settlement of treasury lock (A)
Gain on settlement of treasury lock	$—	$—	$—	$13.3
Income tax expense	—	—	—	(3.3)
Gain on settlement of treasury lock, after tax	$—	$—	$—	$10.0

Weighted-average shares outstanding - diluted	55.4	56.6	55.9	57.3

Diluted EPS - gain on settlement of treasury lock	$—	$—	$—	$0.17

Loss on early extinguishment of debt (B)
Loss on early extinguishment of debt	$—	$—	$—	$(7.8)
Income tax benefit	—	—	—	1.9
Loss on early extinguishment of debt, after tax	$—	$—	$—	$(5.9)

Weighted-average shares outstanding - diluted	55.4	56.6	55.9	57.3

Diluted EPS - loss on early extinguishment of debt	$—	$—	$—	$(0.10)

Net debt items (A + B)
Net debt items	$—	$—	$—	$5.5
Income tax expense	—	—	—	(1.4)
Net debt items, after tax	$—	$—	$—	$4.1

Weighted-average shares outstanding - diluted	55.4	56.6	55.9	57.3

Diluted EPS - net debt items	$—	$—	$—	$0.07

Adjustments related to implementation of tax legislation ("tax charge")
Tax charge	$—	$—	$—	$(3.9)

Weighted-average shares outstanding - diluted	55.4	56.6	55.9	57.3

Diluted EPS - tax charge	$—	$—	$—	$(0.07)

	SNAP-ON INCORPORATED Reconciliation of Non-GAAP Financial Measures (continued) (Amounts in millions, except per share data) (unaudited)

		Fourth Quarter		Full Year
		2019	2018	2019	2018
ADJUSTED INFORMATION - NON-GAAP

1)	Operating earnings before financial services
	As reported	$171.4	$182.1	$716.4	$726.0
	Legal settlements	—	(4.3)	(11.6)	(4.3)
	As adjusted	$171.4	$177.8	$704.8	$721.7

	Operating earnings before financial services as a percentage of sales
	As reported	17.9%	19.1%	19.2%	19.4%
	As adjusted	17.9%	18.7%	18.9%	19.3%

2)	Operating earnings
	As reported	$233.6	$238.2	$962.3	$956.1
	Legal settlements	—	(4.3)	(11.6)	(4.3)
	As adjusted	$233.6	$233.9	$950.7	$951.8

	Operating earnings as a percentage of revenue
	As reported	22.5%	23.0%	23.7%	23.5%
	As adjusted	22.5%	22.6%	23.4%	23.4%

3)	Net earnings attributable to Snap-on Incorporated
	As reported	$170.6	$175.0	$693.5	$679.9
	Legal settlements, after tax	—	(3.2)	(8.7)	(3.2)
	Net debt items, after tax	—	—	—	(4.1)
	Tax charge	—	—	—	3.9
	As adjusted	$170.6	$171.8	$684.8	$676.5

4)	Diluted EPS
	As reported	$3.08	$3.09	$12.41	$11.87
	Legal settlements, after tax	—	(0.06)	(0.15)	(0.06)
	Net debt items, after tax	—	—	—	(0.07)
	Tax charge	—	—	—	0.07
	As adjusted	$3.08	$3.03	$12.26	$11.81

5)	Effective tax rate
	As reported	22.3%	22.0%	23.4%	24.0%
	Tax charge	—	—	—	-0.5%
	As adjusted	22.3%	22.0%	23.4%	23.5%

Contacts

Investors:
Sara Verbsky
262/656-4869

Media:
Samuel Bottum
262/656-5793